EXHIBIT 23.2

                         VAVRINEK, TRINE, DAY & CO., LLP



                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Business Bancorp

We consent to the incorporation by reference in the Registration Statement of Business Bancorp on Form S-8 of our report dated February 22, 2002 on our audits of the consolidated financial statements as of December 31, 2001 and 2000, appearing in this Annual Report on Form 10-K.



/s/ Vavrinek, Trine, Day & Company, LLP

Rancho Cucamonga, California
March 7, 2003